EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-79563) pertaining to the Incentive Stock Option Plan of Lumex, Inc. dated September 29, 1982, the Registration Statement (Form S-8 No. 33-46109) pertaining to the Charles E. Murcott 1982 Stock Option Plan, the Registration Statement (Form S-8 No. 33-46110) pertaining to the Lumex, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 No. 33-48124) pertaining to the Lumex, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 No. 33-59947) pertaining to the Lumex, Inc. 1995 Omnibus Incentive Plan, and the Registration Statement (Form S-8 No. 33-59945) pertaining to the Lumex, Inc. 1995 Stock Retainer Plan for Nonemployee Directors of our report dated March 6, 1997, with respect to the consolidated financial statements of CYBEX International, Inc. (formerly Lumex, Inc.) included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                           /s/ ERNST & YOUNG LLP


Melville, New York
March 27, 1997